                                                                     EXHIBIT 1.5

                                   MEDITRUST

                          Shares of Beneficial Interest
                                without par value

                             SALES AGENCY AGREEMENT

                                                         ____________, 1995

[Name and Address of Agent]

Gentlemen:

         Meditrust, a Massachusetts business trust (the "Company"), confirms its agreement with _____________ (the "Agent"), as follows:

         SECTION 1. Description of Securities. The Company proposes to issue and sell through the Agent, as exclusive sales agent, up to ___________ shares (the "Maximum Amount") of beneficial interest, without par value (the "Stock"), on the terms set forth in Section 3 hereof.

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission"). A registration statement on Form S-3 (Registration No. 33-_____) with respect to, among other securities, the Stock, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations thereunder and filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement relating to the Stock and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the date hereof of any document with the Commission deemed to be incorporated by reference therein.

         (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

         (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

         (d) The financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition and the results of operations and cash flows of the Company and its subsidiaries as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).


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         (e) The Company has been duly organized and is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (f) Each subsidiary of the Company (the "Subsidiaries") has been duly incorporated and is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each corporate Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and (except as otherwise stated in the Registration Statement) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (g) The outstanding shares of beneficial interest of the Company and the Stock have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and nonassessable and conform, or when so issued will conform, to the description thereof in the Prospectus. The shareholders of the Company have no preemptive rights with respect to the Stock.

         (h) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries considered as a whole, and there has not been any material change in the capital


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

stock, short-term debt or long-term debt of the Company and its Subsidiaries, or any material change, or any development involving a prospective material change, in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

         (i) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its Subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.

         (j) There are no contracts or documents of the Company or any of its Subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

         (k) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (l) The performance of this Agreement and the consummation of the transactions contemplated herein or therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its Subsidiaries is subject, the Company s charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained


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or completed or as may be required by state securities or blue sky laws.

         (m) Each of the Company and its Subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee, (iii) all governmental or regulatory licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except such as are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right and (v) not received any notice of and has no reason to believe that any governmental body or agency is considering enacting, amending or repealing any statute, law, ordinance or regulation required to be described in the Registration Statement and Prospectus that is not so described as required. All material leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default has occurred and is continuing thereunder, and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such leases.

         (n) Each of the Company and its Subsidiaries owns or possesses all of the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (o) The Company and its Subsidiaries have not violated and are in compliance with all material laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency,


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

and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws. Neither the Company nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company is not aware of any existing circumstances which are likely to result in violations of any of the foregoing.

         SECTION 3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell exclusively through the Agent, and the Agent agrees to sell, as exclusive sales agent for the Company, on a best efforts basis, up to the Maximum Amount of Stock during 52 Pricing Periods (as hereinafter defined) on the terms set forth herein.

         The Stock, up to the Maximum Amount, is to be sold during one or more pricing periods (each a "Pricing Period"), each Pricing Period consisting of five consecutive calendar days or such lesser number of days as shall be agreed to by the Company and the Agent. The Company and the Agent from time to time will designate Pricing Period(s) and the number of shares of Stock (not to exceed ____ shares) to be sold by the Agent during each such Pricing Period (the "Average Market Price Shares"). Subject to the terms and conditions hereof, the Agent shall use its best efforts to (i) sell all of the designated Average Market Price Shares during each such Pricing Period, and (ii) sell the entire Maximum Amount. The Agent shall sell the shares of Stock only by means of ordinary brokers transactions on the New York Stock Exchange (the "NYSE"). The Agent shall not solicit or arrange for the solicitation of customers' orders in anticipation of or in connection with such transactions, nor shall they sell short as principal shares of Stock of the Company except in connection with customary market making activities in the Company's outstanding securities. The Agent shall not engage in any special selling efforts or selling methods relating to the Stock within the meaning of Rule 10b-6(c)(5) under the Exchange Act. The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend or terminate the offering of Stock during any Pricing Period; provided, however, that such suspension or termination shall not affect or impair the parties respective obligations with respect to shares of Stock sold hereunder prior to the giving of such notice.

         The net proceeds (the "Net Proceeds") to the Company for the Average Market Price Shares sold by the Agent during a Pricing Period will equal the sum of (i) the product of (x) ___% times (y) the average of the arithmetic mean of the high and low sales


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


prices of the shares of beneficial interest of the Company reported on the NYSE for each trading day of such Pricing Period (the "Average Market Price"), times
(z) the number of Average Market Price Shares sold during such Pricing Period plus (ii) Alternative Proceeds (defined below), if any, plus (iii) Excess Proceeds (defined below), if any. Subject to adjustment as set forth in the following two paragraphs, the compensation to the Agent with respect to the sale of Average Market Price Shares sold hereunder shall equal the difference between the aggregate gross sales prices at which such sales are actually effected by the Agent and the Net Proceeds.

         To the extent that the compensation payable to the Agent hereunder would otherwise exceed ten percent of the aggregate gross sales prices of the Average Market Price Shares during any Pricing Period, such excess over ten percent shall constitute "Excess Proceeds" payable to the Company.

         During any Pricing Period, the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell shares of Stock if such sales cannot be effected at or above the price designated by the Company in any such instruction. If such an instruction is given and as a result thereof the Agent is unable to sell shares of Stock in an amount greater than or equal to the daily pro rata portion of Average Market Price Shares to be sold during such Pricing Period, then (i) that day's high and low executed sales price of shares of beneficial interest of the Company reported on the NYSE shall not be included in the calculation of Average Market Price and (ii) the net proceeds payable to the Company (the "Alternative Proceeds") and the compensation payable to the Agent in respect of any sales of Average Market Price Shares effected that day (the "Alternative Shares") by the Agent shall be equal to ___% and ___%, respectively, of the weighted average sales prices at which the Agent has actually effected sales of Stock during that day and the Alternative Shares shall not be deemed to be Average Market Price Shares sold during a Pricing Period.

         During any Pricing Period, the Company and the Agent may agree upon the sale of shares ("Additional Shares") of Stock in addition to the sale of Average Market Price Shares (such Additional Shares to be included in the Maximum Amount). The compensation to the Agent for sales of Additional Shares shall be, with respect to any Pricing Period, ___% of the gross sales price per share in connection with Additional Shares in any Pricing Period. The sale of Additional Shares sold during any day shall be confirmed in writing by the Agent to the Company following the end of the Pricing Period. All other shares sold during a Pricing Period not so confirmed shall be deemed Average Market Price Shares.



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


         The Agent shall provide written confirmation to the Company following the close of business on the final day of each Pricing Period setting forth, with regard to such Pricing Period, the dates included in the Pricing Period, the number of Average Market Price Shares and Additional Shares, if any, sold, the gross proceeds from the sale of such shares, the highest and lowest executed sales price at which such shares were sold, the Net Proceeds to the Company, the amount of Excess Proceeds, if any, the amount of Alternative Proceeds, if any, the compensation payable by the Company to the Agent with respect to such sales and the Average Market Price for such Pricing Period.

         Settlement for sales of Additional Shares will occur on the third business day following the date on which such sales are made. The amount of proceeds for such sales to be delivered to the Company against the receipt of the Additional Shares sold shall be equal to the aggregate sales prices at which such Additional Shares were sold, net of the Agent's compensation for such sales and after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. Settlement for sales of Average Market Price Shares will also occur on the third business day following the date on which such sales are made. On the third business day following the end of a Pricing Period, the Average Market Price Shares sold through the Agent on the last business day of such Pricing Period will be delivered by the Company to the Agent against payment of the proceeds for the sale of such Average Market Price Shares less the total compensation to the Agent for the sale of Average Market Price Shares for such Pricing Period. Settlement for all shares shall be effected via The Depository Trust Company on a delivery-versus-payment basis.

         At the time of each settlement of securities hereunder, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement and on each Closing Date, the Company shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with the Agent that within two (2) business days of the termination of each Pricing Period, the Company will file a prospectus supplement under the applicable paragraph of Rule 424(b) under the Act, which prospectus supplement will set forth, with regard to such Pricing Period, the dates included within the Pricing Period, the number of shares of Stock sold through the Agent (separately identifying the number of Average Market Price Shares), the high and low prices at which Average Market Price Shares were sold, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to sales of Average Market Price Shares (all as provided in writing by the Agent for inclusion in each such prospectus supplement). Any obligation of the Agent to use its best efforts to sell the Stock shall be subject to the continuing accuracy of


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

the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

         SECTION 4. Covenants of the Company. The Company covenants and agrees with the Agent that:

         (a) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement) unless a copy thereof has been submitted to you a reasonable period of time before the filing and you have not reasonably objected thereto; and it will furnish to the Agent prior to the filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

         (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatened initiation of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (c) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as reasonably necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent to suspend the offering of Stock during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

         (d) The Company will use its best efforts to qualify the Stock for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign entity or to execute a general consent to service of process in any jurisdiction.

         (e) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as you may from time to time reasonably request and will also furnish copies of the Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations.

         (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

         (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement), will pay the expenses of printing all documents relating to the offering, and will reimburse the Agent from time to time upon request for its out-of-pocket costs and expenses incurred in connection with the entering into of this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses, as well as reasonable fees and disbursements of legal counsel retained by the Agent.

         (h) The Company acknowledges that the Structured Equity Shelf ("SES") described herein is proprietary to the Agent and agrees not to engage any other party (other than Nutter, McClennen & Fish ("NMF") or Coopers & Lybrand L.L.P.) to provide advice in respect of or otherwise act as sales agent or underwriter for any offering of securities involving SES or any similar method of offering for a period of one year from the date hereof.

         (i) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus.

         (j) The Company will not, directly or indirectly, offer or sell, any shares of beneficial interest (other than the Stock and shares of beneficial interest issuable pursuant to the Company's equity incentive plans or upon conversion of outstanding convertible debt) or securities convertible into or exchangeable for, or any rights to purchase or acquire, shares of beneficial interest (other than such rights issued under the Company's equity incentive plans during the period from the date of this Agreement through the final Closing Date for the sale of Stock hereunder without giving the Agent at least three business days prior written notice specifying the nature of the proposed sale and the date of such proposed sale.

         (k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 herein.

         (l) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement or that does not relate to the Stock) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or a Current Report on Form 8-K, unless the Agent shall otherwise specify), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(f) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (m) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement or that does not relate to the Stock) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or a Current Report on Form 8-K, unless the Agent shall otherwise specify), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of NMF, or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in
Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

         (n) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information (other than by an amendment or supplement resulting from the filing by the Company of a Current Report in Form 8-K, unless in the Agent's reasonable judgment, such Current Report is of such a nature that a letter from the Company's independent public accountant should be furnished) the Company shall cause Coopers & Lybrand L.L.P. forthwith to furnish the Agent a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in
Section 5(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         SECTION 5. Conditions of Agent's Obligations. The obligations of the Agent to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Closing Date for any Pricing Period contemplated under this Agreement, of the representations and warranties of the

Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent's satisfaction.

         (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's opinion is material, or omits to state a fact that in the Agent s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or any change in the rating assigned to any securities of the Company.

         (d) The Agent shall have received at the date of the commencement of the first Pricing Period hereunder (the "Commencement Date") and at every other date specified in Section 4(m) hereof, opinions of NMF, counsel for the Company, dated as of the Commencement Date and dated as of such other date, respectively, in substantially the form attached hereto as Annex I.

         (e) At or prior to the Commencement Date and at such other dates specified in Section 4(n) hereof, the Agent shall have received a letter from Coopers & Lybrand L.L.P., independent public accountants for the Company, dated the date of delivery thereof, substantially in the form attached hereto as Annex II and otherwise in form and substance satisfactory to Agent.

         (f) The Agent shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the Commencement Date and dated as of each Closing Date contemplated by this Agreement, to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Closing Date for such Pricing Period (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Closing Date (as the case may be);

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission;

                  (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

                  (iv) Since the date of this Agreement, there has not been any material adverse change, on a consolidated basis, in the business, financial condition or results of operations of the Company and its subsidiaries which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

         SECTION 6.  Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the Stock to be sold hereunder or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) The Agent agrees to indemnify and hold harmless the Company and its trustees and each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Any indemnified party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

        (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received from persons other than the parties hereto, who also may be liable for contribution) to which the Company and any one or more of the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for the purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provision of this Section 6(d), the Agent shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Stock sold by the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         SECTION 7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Stock.

         SECTION 8.  Termination.

         (a) The Agent shall have the right by giving notice as hereinafter specified at any time at or prior to any Closing Date, to terminate this Agreement if (i) any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries has occurred which, in the reasonable judgment of such Agent, materially impairs the investment quality of the Stock, (ii) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Agent s obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Stock on the NYSE, or any setting of minimum prices for trading of the Stock on such exchange, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the reasonable judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall at all times be effective. If the Agent elects to terminate this Agreement as provided in this Section, the Agent shall provide the required notice as specified herein.

         (b) The Company shall have the right by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion on the date occurring sixty (60) days after the date of this Agreement and every sixty (60) days thereafter.

         (c) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur during a Pricing Period, any Additional Shares and Average Market Price Shares shall settle in accordance with the provisions of the second to last paragraph of Section 3 hereof.

         SECTION 9. Notices. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at ___________________________________, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 197 First Avenue, Needham Heights,

Massachusetts 02194, Attention: David F. Benson, President. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         SECTION 10. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

         SECTION 11. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

         SECTION 12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 13. Limitation of Liability. The Declaration of Trust Establishing the Company, dated August 6, 1985, as amended (the "Declaration"), a copy of which is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the Trustees under the Declaration collectively as Trustees, but not individually or personally; and that no Trustee, officer, shareholder, employee or agent of the Company shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Company. All persons dealing with the Company, in any way, shall look only to the assets of the Company for the payment of any sum or the performance of any obligation.

         SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

                                                     Very truly yours,

                                                     MEDITRUST


                                                     By:

                                                     Title:

ACCEPTED as of the date
first above written

[Name of Agent]


By:


Title:


                                      21